FOR IMMEDIATE RELEASE

OPAL Fuels Reports Fourth Quarter and Full Year 2024 Results

WHITE PLAINS, N.Y. – (March 13, 2025) – OPAL Fuels Inc. (“OPAL Fuels” or the “Company”) (Nasdaq: OPAL), a vertically integrated leader in the capture and conversion of biogas into low carbon intensity renewable natural gas (RNG) and renewable electricity, today announced financial and operating results for the three and twelve months ended December 31, 2024.
“2024 was a solid year for OPAL Fuels, we made strong progress on our operational and strategic objectives and have positioned the company for continued success this year and for many years to come,” said Adam Comora, co-CEO of OPAL Fuels. “We have continued to scale rapidly over the last twelve months. We brought online three large landfill RNG projects totaling 3.8 million MMBtu of annual design capacity and now have 11 in operation. Our total annual design capacity for RNG projects in operation and in construction is now 11.4 million MMBtu. Our disciplined execution and vertical integration continues to drive growth of our intrinsic value as we capitalize on the growing biofuels market."
"Since becoming a public company in 2022, we have, organically, more than tripled our operating production capacity and doubled EBITDA through a combination of converting existing biogas-to-electricity plants into RNG, new RNG projects, and strong growth in our fuel station services segment. Despite near term market volatility, 2025 is expected to be another year of solid growth for OPAL Fuels," continued Comora.
“We're proud of our position as one of the largest integrated RNG operators in the market.” said co-CEO Jonathan Maurer. “OPAL Fuels is a leader in the space and our track record of success makes us a logical choice for feedstock suppliers seeking an operating partner, and fleet customers looking to deploy trucks that are Cleaner, Cheaper, Now.”
"We're excited about our outlook for 2025, our guidance reflects our expectation of executing our business plan as we navigate challenging market conditions. We expect to continue to expand our RNG facility footprint and grow our Fuel Station Services segment," said co-CEO Jonathan Maurer. "The management team remains focused on disciplined execution to drive shareholder value.”

Financial Highlights
•Revenue for the three and twelve months ended December 31, 2024, was $80.0 million and $300.0 million, respectively, 8% lower and 17% higher, compared to same periods last year.
•Net income (loss) for the three and twelve months ended December 31, 2024, was a net loss of $5.4 million and net income of $14.3 million, respectively, compared to $20.1 million and $127.0 million net income, in the comparable periods last year.1
•Basic net earnings (loss) per share attributable to Class A common shareholders for the three and twelve months ended December 31, 2024, was $(0.05) and $0.02, respectively compared to $0.11 and $0.70 in the comparable periods last year.1
•Adjusted EBITDA2 for the three and twelve months ended December 31, 2024, was $22.6 million and $90.0 million, respectively, compared to $32.0 million and $52.0 million in comparable periods last year.
•At December 31, 2024, RNG Pending Monetization totaled $20.3 million.
Operational Highlights
•We commenced operations at three landfill RNG projects in 2024, Prince William, Sapphire, and Polk representing an aggregate annual design capacity of 3.6 million MMBtu, increasing the aggregate annual design capacity of our operating RNG projects to 8.8 million MMBtu at year end 2024. Including the projects currently in construction, aggregate annual design capacity is 11.4 million MMBtu.3,4
•RNG produced was 1.1 million and 3.8 million MMBtu, for the three and twelve months ended December 31, 2024, an increase of 38% and 41% compared to the prior-year periods.
•The Fuel Station Services segment sold, dispensed, and serviced an aggregate of 41.9 million and 150.2 million GGEs of transportation fuel for the three and twelve months ended December 31, 2024, an increase of 19% and 13% compared to the prior-year periods. Of this amount, RNG dispensed as a transportation fuel was 19.3 million and 74.0 million GGEs, respectively an increase of 54% and 69% compared to the prior-year periods.
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1 Net income for the twelve months ended December, 2023 included a $122.9 million non-cash gain on deconsolidation of variable interest entities ("VIEs").
2 This is a non-GAAP measure. A reconciliation of non-GAAP financial measure to comparable GAAP measure has been provided in the financial tables included in this press release. An explanation of this measure and how it is calculated is also included below under the heading “Non-GAAP Financial Measures."
3 Design capacity is the annual design output for each facility and may not reflect actual production from the projects, which depends on many variables including, but not limited to, quantity and quality of the biogas, operational up-time of the facility, and actual productivity of the facility.
4 Represents OPAL Fuels' proportional share with respect to RNG projects owned with joint venture partners.

Construction Update
•Three landfill RNG projects entered construction in 2024, Burlington, Cottonwood, and Kirby, representing an aggregate annual design capacity of 1.8 million MMBtu for OPAL's share.
•The Atlantic RNG project is expected to commence commercial operations in the third quarter of 2025. This project represents approximately 0.3 million MMBtu for OPAL Fuels’ 50% ownership share of annual design capacity.
•Completion of construction at two dairy projects in California (Hilltop and Vander Schaaf) continues to be delayed due to a dispute with the Engineering, Procurement and Construction contractor over a series of change order requests.5
•At December 31, 2024 we had 47 stations under construction including 20 owned by OPAL.
2025 Guidance
•The Company currently estimates that Adjusted EBITDA for the full year 2025 will range between $90 million and $110 million which assumes a $2.60/gallon D3 RIN price.
•Adjusted EBITDA is based on an RNG production range of 5.0 to 5.4 million MMBtu.
•We anticipate 2025 Adjusted EBITDA from our Fuel Station Services segment to grow by 30%-50% compared to 2024.
•We anticipate putting into construction approximately 2.0 million annual MMBtu of RNG annual design capacity in 2025.
•Adjusted EBITDA does not include approximately $50 million of anticipated ITC sale proceeds from recent RNG projects, which would be included in operating cash flow and net income in 2025.

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5 For more information, please see the Company’s Annual Report on Form 10-K for the twelve months ended December 31, 2024.

Results of Operations

(in thousands of dollars, except RNG Fuel data)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenue
RNG Fuel	$25,384	$28,824	$88,420	$66,292
Fuel Station Services	45,081	46,923	166,875	135,012
Renewable Power	9,558	11,261	44,677	54,804
Total Revenue (1)	$80,023	$87,008	$299,972	$256,108

Cost of sales	$52,394	$51,691	$199,851	$183,900
Project development and startup costs	$8,586	$4,866	$19,109	$4,866
Other operating expenses (2)	$19,389	$9,072	$59,790	$60,302

Net income (3)	$(5,367)	$20,093	$14,325	$127,024
Adjusted EBITDA (4)
RNG Fuel (5)	18,035	23,280	74,478	48,703
Fuel Station Services	12,650	12,034	40,261	22,847
Renewable Power	4,202	3,865	21,416	26,132
Corporate	(12,288)	(7,160)	(46,150)	(45,732)
Consolidated Adjusted EBITDA	$22,599	$32,019	$90,005	$51,950

RNG Fuel volume produced (Million MMBtus)	1.1	0.8	3.8	2.7
RNG Fuel volume dispensed (Million GGEs)	19.3	12.5	74.0	43.8
Total volumes sold, dispensed, and serviced (Million GGEs)	41.9	35.3	150.2	133.2

(1) Excludes revenues from equity method investments.
(2) Includes selling, general and administrative expenses, depreciation and amortization expenses, impairment and income (loss) from equity method investments. Please refer to the Statement of Operations at the end of the press release for additional information.
(3) Net income for twelve months ended December 31, 2023 included a $122.9 million non-cash gain on deconsolidation of variable interest entities ("VIEs").
(4) This is a non-GAAP financial measure. A reconciliation of this non-GAAP financial measure to a comparable GAAP financial measure has been provided in the financial tables included in this press release. An explanation of this measure and how it is calculated is also included below under the heading “Non-GAAP Financial Measures.”
(5) Includes incremental virtual pipeline costs (i.e., actual costs less anticipated operating costs of a permanent interconnection) on our Prince William RNG project which are temporary in nature and expected to be incurred until mid-2025 when the permanent interconnection is expected to be operational.

Results of Operations from equity method investments

	Three months ended December 31,		Twelve months ended December 31,
(in thousands of dollars)	2024	2023	2024	2023
Revenue	$34,199	$26,147	$111,296	$50,074
Gross profit	13,991	13,457	45,803	12,065
Net income	9,521	4,689	36,100	6,323

OPAL’s share of revenues from equity method investments	12,193	11,278	45,917	21,856
OPAL’s share of gross profit from equity method investments	3,832	6,625	19,826	9,145
OPAL’s share of net income from equity method investments (1)	1,407	4,092	13,235	5,525

OPAL’s share of Adjusted EBITDA from equity method investments	$4,243	$6,750	$24,954	$11,437

(1) Net income from equity method investments represents our portion of the net income from equity method investments including $1.5 million and $5.8 million of amortization expense related to basis differences for the three and twelve months ended December 31, 2024 and $1.4 million and $3.1 million for the three and twelve months ended December 31, 2023.

Landfill RNG Facility Capacity and Utilization Summary

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Landfill RNG Facility Capacity and Utilization(1)(2)(3)(4)
Design Capacity (Million MMBtus)	2.1	1.3	6.6	4.1
Volume of Inlet Gas (Million MMBtus)	1.3	1.0	4.6	3.2
Inlet Design Capacity Utilization %	67%	80%	73%	79%
RNG Fuel volume produced (Million MMBtus)	1.1	0.7	3.7	2.6
Utilization of Inlet Gas %	78%	79%	81%	83%
(1) Design Capacity for RNG facilities is measured as the volume of feedstock biogas that the facility is capable of accepting at the inlet and processing during the associated period. Design Capacity is presented as OPAL’s ownership share (i.e., net of joint venture partners’ ownership) of the facility and is calculated based on the number of days in the period. New facilities that come online during a quarter are pro-rated for the number of days in commercial operation.
(2) Inlet Design Capacity Utilization is measured as the Volume of Inlet Gas for a period, divided by the total Design Capacity for such period. The Volume of Inlet Gas varies over time depending on, among other factors, (i) the quantity and quality of waste deposited at the landfill, (ii) waste management practices by the landfill, and (iii) the construction, operations and maintenance of the landfill gas collection system used to recover the landfill gas. The Design Capacity for each facility will typically be correlated to the amount of landfill gas expected to be generated by the landfill during the term of the related gas rights agreement. The Company expects Inlet Design Capacity Utilization to be in the range of 75-85% on an aggregate basis over the next several years. Typically, newer facilities perform at the lower end of this range and demonstrate increasing utilization as they mature and the biogas resource increases at open landfills.

(3) Utilization of Inlet Gas is measured as RNG Fuel Volume Produced divided by the Volume of Inlet Gas. Utilization of Inlet Gas varies over time depending on availability and efficiency of the facility and the quality of landfill gas (i.e., concentrations of methane, oxygen, nitrogen, and other gases). The Company generally expects Utilization of Inlet Gas to be in the range of 80% to 90%.
(4) Data not available for the Company's dairy projects, i.e., Sunoma and Biotown.

RNG Pending Monetization Summary

	Three Months Ended
(In 000's)	December 31, 2024
	RNG Fuel	Fuel Station Services	Total
Un-Monetized Environmental Attributes (MMBtus) (1)
Beginning balance as of September 30, 2024	280	57	337
Add: production	1,000	100	1,100
Less: Current period volumes monetized	(976)	(109)	(1,085)
Ending Balance as of December 31, 2024	304	48	352

Value of ending balance using quarter end price (2)	$6,156	$10,573	$16,729

RIN Metrics
Beginning balance as of September 30, 2024	69	44	113
Add: Generated in current period	9,776	137	9,913
Less: Sales	(9,844)	(180)	(10,024)
Ending RIN credit balance (Available for sale) as of December 31, 2024	1	1	2
D3 price per RIN at quarter end	$2.45	$2.45	$2.45
Value of RINs using quarter end price (2)	$2	$2	$5

LCFS Metrics
Beginning balance (net share) as of September 30, 2024	6	70	76
Add: Generated in current period	13	29	42
Less: Sales	(12)	(3)	(15)
Ending LCFS credit balance (Available for sale) as of December 31, 2024	7	96	103
LCFS credit price at quarter end	$75.25	$75.25	$75.25
Value of LCFSs using quarter end price (2)	$614	$2,910	$3,524

Value of RECs using quarter end price	—	—	$88

Other Metrics

Average realized sales price - RIN	—	—	$3.22
Average realized sales price - LCFS	—	—	$100.00

Total Value of RNG Pending Monetization at quarter end	$6,772	$13,485	$20,346

(1) Reflects OPAL’s ownership share of un-monetized environmental attributes associated with our RNG production (i.e., net of joint venture partners’ ownership) including equity method investments

(2) Reflects OPAL’s ownership share of RIN and LCFS credits (i.e., net of joint venture partners’ ownership) including equity method investments and presented net of discounts and any direct transaction costs such as dispensing fees, third-party royalties and transaction costs as applicable.

Liquidity

As of December 31, 2024, our liquidity was $223.6 million, consisting of $178.4 million of unused capacity under our $450 million senior secured credit facility, $20.9 million of unused capacity under the associated revolver, and $24.3 million of cash, cash equivalents, and short-term investments. In 2025 we expect approximately $50 million of cash proceeds from ITC sales bolstering both our earnings and operating cash flow to continue to fund our investments. As we disclosed in recent filings we agreed to a 12-month extension of the draw period on the credit facility.

We believe our liquidity, operating cash flows, and anticipated sources of capital are sufficient to meet our expected 2025 funding needs.

Capital Expenditures

During the twelve months ended December 31, 2024, OPAL Fuels invested $127.2 across RNG projects in construction and OPAL Fuels proprietary fueling stations in construction as compared to $113.8 million in the prior year.

In addition, for the twelve months ended December 31, 2024, the Company's portion of capital expenditures in unconsolidated entities was $35.2 million. This represents our share of capital expenditures incurred by equity method investments.

Earnings Call

A webcast to review OPAL Fuels’ Fourth Quarter and Full Year 2024 results is being held tomorrow, March 14, 2024 at 11:00AM EDT.

Materials to be discussed in the webcast will be available before the call on the Company's website.

Participants may access the call at https://edge.media-server.com/mmc/p/49xbizz5. Investors can also listen to a webcast of the presentation on the company’s Investor Relations website at https://investors.opalfuels.com/news-events/events-presentations.

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Glossary of terms

“Environmental Attributes” refer to federal, state, and local government incentives in the United States, provided in the form of Renewable Identification Numbers, Renewable Energy Credits, Low Carbon Fuel Standard credits, rebates, tax credits and other incentives to end users, distributors, system integrators and manufacturers of renewable energy projects that promote the use of renewable energy.

“GGE” refers to Gasoline gallon equivalent. The conversion ratio is 1 MMBtu of natural gas equal to 7.74 GGE.

“LFG” refers to landfill gas.

“MMBtu” refers to British thermal units.

“Renewable Power” refers to electricity generated from renewable sources.

“RNG” refers to renewable natural gas.

“D3” refers to cellulosic biofuel with a 60% GHG reduction requirement.

“RIN” refers to Renewal Identification Numbers.

“EPA” refers to Environmental Protection Agency.

About OPAL Fuels Inc.
OPAL Fuels Inc. (Nasdaq: OPAL) is a leader in the capture and conversion of biogas into low carbon intensity RNG and renewable electricity. OPAL Fuels is also a leader in the marketing and distribution of RNG to heavy duty trucking and other hard to de-carbonize industrial sectors. For additional information, and to learn more about OPAL Fuels and how it is leading the effort to capture North America’s naturally occurring methane and decarbonize the economy, please visit www.opalfuels.com.

# # #

Forward-Looking Statements
Certain statements in this communication may be considered forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts and generally relate to future events or OPAL Fuels’ (the “Company”) future financial or other performance metrics. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, as the case may be, are inherently uncertain and subject to material change. Factors that may cause actual results to differ materially from current expectations include various factors beyond management’s control, including but not limited to general economic conditions and other risks, uncertainties and factors set forth in the sections entitled “Risk Factors” and “Forward-Looking Statements and Risk Factor Summary” in the Company's Annual Report on Form 10-K filed on March 17, 2025, and other filings the Company makes with the Securities and Exchange Commission. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this communication, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based.

Disclaimer
This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy, any securities, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contact information

Investors
Todd Firestone
Vice President Investor Relations & Corporate Development
914-705-4001
investors@opalfuels.com

ICR, Inc.
OPALFuelsPR@icrinc.com

OPAL FUELS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except per share data)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents (includes $358 and $166 at December 31, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	$24,310	$38,348
Accounts receivable, net (includes $435 and $33 at December 31, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	32,013	27,623
Accounts receivable, related party	14,522	18,696
Restricted cash - current (includes $972 and $4,395 at December 31, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	972	4,395
Short term investments	—	9,875
Fuel tax credits receivable	5,639	5,345
Contract assets	11,075	6,790
Parts inventory (includes $29 and $29 at December 31, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	10,294	10,191
Convertible note receivable	760	—
Environmental credits held for sale	6,314	172
Prepaid expense and other current assets (includes $144 and $107 at December 31, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	11,051	6,005
Derivative financial assets, current portion	238	633
Total current assets	117,188	128,073
Capital spares	4,380	3,468
Property, plant, and equipment, net (includes $25,428 and $26,626 at December 31, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	458,258	339,493
Operating right-of use assets	12,731	12,301
Investment in other entities	223,594	207,099
Note receivable - variable fee component	2,509	2,302
Derivative financial assets, non-current portion	448	—
Other long-term assets	2,085	1,162
Intangible assets, net	1,330	1,604
Restricted cash - non-current (includes $2,315 and $1,850 at December 31, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	3,946	4,499
Goodwill	54,608	54,608
Total assets	$881,077	$754,609
Liabilities and Equity
Current liabilities:
Accounts payable (includes $22 and $744 at December 31, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	16,419	13,901
Accounts payable, related party (includes $426 and $1,046 at December 31, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	7,932	7,024
Fuel tax credits payable	4,422	4,558
Accrued payroll	9,580	9,023
Accrued capital expenses	23,238	15,128
Accrued environmental credit rebates	5,391	4,057

Accrued expenses and other current liabilities (includes $974 and $647 at December 31, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	9,529	10,188
Contract liabilities	9,276	6,314
OPAL Term Loan, current portion	10,865	—
Sunoma loan, current portion (includes $1,756 and $1,608 at December 31, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	1,756	1,608
Derivative financial liability, current portion	9	—
Operating lease liabilities - current portion	780	638
Other current liabilities (includes $— and $92 at December 31, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	1,595	92
Asset retirement obligation, current portion	2,804	1,812
Total current liabilities	103,596	74,343
Asset retirement obligation, non-current portion	5,082	4,916
OPAL Term Loan, net of debt issuance costs	266,630	176,532
Sunoma loan, net of debt issuance costs (includes $18,373 and $20,010 at December 31, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	18,373	20,010
Operating lease liabilities - non-current portion	12,155	11,824
Earn out liabilities	304	1,900
Derivative liabilities - non-current portion	63	—
Other long-term liabilities (includes $2,495 and $211 at December 31, 2023 and December 31, 2022, respectively, related to consolidated VIEs)	9,842	7,599
Total liabilities	416,045	297,124
Commitments and contingencies
Redeemable preferred non-controlling interests	130,000	132,617
Redeemable non-controlling interests	482,863	802,720
Stockholders' (deficit) equity
Class A common stock, $0.0001 par value, 340,000,000 shares authorized as of December 31, 2024; shares issued: 30,065,260 and 29,701,146 at December 31, 2024 and December 31, 2023, respectively; shares outstanding: 28,429,477 and 28,065,363 at December 31, 2024 and December 31, 2023, respectively	3	3
Class B common stock,$0.0001 par value, 160,000,000 shares authorized as of December 31, 2024; 71,500,000 and none issued and outstanding as of December 31, 2024 and December 31, 2023	7	—
Class C common stock, $0.0001 par value, 160,000,000 shares authorized as of December 31, 2024; None issued and outstanding as of December 31, 2024 and December 31, 2023	—	—
Class D common stock, $0.0001 par value, 160,000,000 shares authorized as of December 31, 2024; 72,899,037 and 144,399,037 issued and outstanding at December 31, 2024 and December 31, 2023	7	14
Additional paid-in capital	—	—
Accumulated deficit	(137,004)	(467,195)
Accumulated other comprehensive (loss) income	152	(15)
Class A common stock in treasury, at cost; 1,635,783 and 1,635,783 shares at December 31, 2024 and December 31, 2023	(11,614)	(11,614)
Total Stockholders' (deficit) equity attributable to the Company	(148,449)	(478,807)
Non-redeemable non-controlling interests	618	955
Total Stockholders' (deficit) equity	(147,831)	(477,852)
Total liabilities, Redeemable preferred, Redeemable non-controlling interests and Stockholders' (deficit) equity	$881,077	$754,609

OPAL FUELS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of U.S. dollars, except per unit data)

	Twelve Months Ended December 31,
	2024	2023
Revenues:
RNG fuel (includes revenues from related party of $68,416 and $56,069 for the years ended December 31, 2024 and 2023, respectively)	$88,420	$66,292
Fuel Station Services (includes revenues from related party of $38,841 and $28,468 for the years ended December 31, 2024 and 2023, respectively)	166,875	135,012
Renewable Power (includes revenues from related party of $6,912 and $6,614 for the years ended December 31, 2024 and 2023, respectively)	44,677	54,804
Total revenues	299,972	256,108
Operating expenses:
Cost of sales - RNG fuel	38,552	32,028
Cost of sales - Fuel Station Services	128,804	115,322
Cost of sales - Renewable Power	32,495	36,550
Project development and start up costs	19,109	4,866
Selling, general, and administrative	53,124	51,262
Depreciation, amortization, and accretion	17,885	14,565
Impairment loss	2,016	—
Income from equity method investments	(13,235)	(5,525)
Total expenses	278,750	249,068
Operating income	21,222	7,040
Other (expense) income:
Interest and financing expense, net	(19,610)	(9,306)
Change in fair value of derivative instruments, net	1,596	7,346
Other income	2,211	124,472
Loss on debt extinguishment	—	(2,190)
Loss on warrant exchange	—	(338)
Income before provision for income taxes	5,419	127,024
Income tax benefit	8,906	—
Net income	14,325	127,024
Net income attributable to redeemable non-controlling interests	2,851	97,426
Net income (loss) attributable to non-redeemable non-controlling interests	443	(349)
Dividends on Redeemable preferred non-controlling interests	10,470	11,011
Net income attributable to Class A common stockholders	$561	$18,936

Weighted average shares outstanding of Class A common stock:
Basic	27,617,335	27,148,538
Diluted	27,694,650	27,494,016
Per share amounts:
Basic	$0.02	$0.70
Diluted	$0.02	$0.69

OPAL FUELS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
In thousands of U.S. dollars)

	Twelve Months Ended December 31,
	2024	2023

Cash flows from operating activities:
Net income	$14,325	$127,024
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Income from equity method investments	(13,235)	(5,525)
Gain from disposal of plant and equipment	(311)	—
Distributions from equity method investments	14,336	12,242
Change in fair value of Convertible note receivable	(10)	—
Impairment of property, plant and equipment	2,016	—
Loss on warrant exchange	—	338
Depreciation and amortization	17,450	14,044
Amortization of deferred financing costs	1,094	1,720
Amortization of operating lease right-of-use assets	679	643
Loss on debt extinguishment	—	2,190
Accretion expense related to asset retirement obligation	435	521
Stock-based compensation	6,452	5,904
Provision for bad debts	85	518
Paid-in-kind interest income	(207)	(360)
Change in fair value of commodity swaps	704	—
Change in fair value of Convertible Note Payable	—	1,579
Change in fair value of the earnout liabilities	(1,596)	(6,890)
Unrealized gain on derivative financial instruments	—	(270)
Gain on deconsolidation of VIEs	—	(122,873)
Changes in operating assets and liabilities:
Accounts receivable	(4,475)	2,942
Accounts receivable, related party	4,174	(6,275)
Fuel tax credits receivable	(294)	(1,201)
Capital spares	(912)	(25)
Parts inventory	(103)	(2,880)
Environmental credits held for sale	(6,142)	1,502
Prepaid expense and other current and long-term assets	(5,312)	2,200
Contract assets	(4,285)	2,981
Accounts payable	2,519	6,686
Accounts payable, related party	908	1,228
Fuel tax credits payable	(136)	1,238
Accrued payroll	557	66
Accrued expenses	75	3,273
Operating lease liabilities - current and non-current	(636)	(613)
Asset retirement obligations	—	(49)
Other current and non-current liabilities	1,917	(1,910)
Contract liabilities	2,961	(1,699)
Net cash provided by operating activities	33,033	38,269
Cash flows from investing activities:
Purchase of property, plant, and equipment	(127,239)	(113,826)
Proceeds from disposal of plant and equipment	828	—
Deconsolidation of VIEs, net of cash	—	(11,947)

Proceeds from sale of short term investments	9,875	55,101
Cash paid for investment in other entities	(21,570)	(8,314)
Cash paid for Notes receivable	(750)	—
Distributions received from equity method investment	4,305	4,839
Net cash used in investing activities	(134,551)	(74,147)
Cash flows from financing activities:
Proceeds from OPAL Term Loan	100,000	196,617
Financing costs paid to other third parties	(629)	(10,264)
Repayment of Senior Secured Credit Facility	—	(22,750)
Repayment of Convertible Note Payable	—	(30,107)
Repayment of OPAL Term Loan	—	(106,090)
Repayment of Sunoma Loan	(1,621)	(546)
Repayment of Municipality loan	—	(76)
Repayment of finance lease liabilities	—	(993)
Proceeds from equipment loan	—	303
Proceeds from sale of non-redeemable non-controlling interest	—	12,753
Reimbursement of financing costs by joint venture partner	—	842
Payment of preferred dividends	(13,086)	(16,536)
Cash paid for taxes related to net share settlement of equity awards	(627)	(896)
Cash paid for purchase of shares upon exercise of put option	—	(16,391)
Distribution to non-redeemable non-controlling interest	(703)	(333)
Proceeds from issuance of shares of Class A common stock under the ATM program, net	170	366
Net cash provided by financing activities	83,504	5,899
Net decrease in cash, restricted cash, and cash equivalents	(18,014)	(29,979)
Cash, restricted cash, and cash equivalents, beginning of period	47,242	77,221
Cash, restricted cash, and cash equivalents, end of period	$29,228	$47,242
Supplemental disclosure of cash flow information
Income taxes paid	$20	$—
Interest paid, net of $3,212 and $5,475 capitalized, respectively	$22,907	$6,929
Noncash investing and financing activities:
Fair value of Class A common stock issued for redemption of Public and Private warrants	$—	$338
Accrual for asset retirement obligation included in Property, plant and equipment	$723	$—
Right-of-use assets arising from lease modifications	$1,109	$—
Paid-in-kind dividend on redeemable preferred non-controlling interests	$—	$2,617
Right-of-use assets for finance leases included in Property, Plant and equipment, net	$2,403	$9,049
Accrual for purchase of Property, plant and equipment included in Accounts payable and Accrued capital expenses	$23,238	$15,128

Non-GAAP Financial Measures (Unaudited)
This release includes various financial measures that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission. We believe these measures provide important supplemental information to investors to use in evaluating ongoing operating results. We use these measures, together with accounting principles generally accepted in the United States ("GAAP" or "U.S. GAAP"), for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations, that when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide give a more complete understanding of factors and trends affecting our business. We strongly encourage you to review all of our financial statements and publicly filed reports in their entirety and to not solely rely on any single non-GAAP financial measure.

Non-GAAP financial measures are limited as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company's GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company's management deems appropriate), and the Company expects to continue to incur expenses, charges or gains like the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent, or non-recurring. These Non-GAAP financial measures are not recognized terms under GAAP and do not purport to be alternatives to GAAP net income or any other GAAP measure as indicators of operating performance. Moreover, because not all companies use identical measures and calculations, the Company's presentation of Non-GAAP financial measures may not be comparable to other similarly titled measures used by other companies. We strongly encourage you to review all of our financial statements and publicly filed reports in their entirety and to not solely rely on any single non-GAAP financial measure.

Adjusted EBITDA

To supplement the Company's unaudited condensed consolidated financial statements presented in accordance with GAAP, the Company uses a non-GAAP financial measure that it calls adjusted EBITDA ("Adjusted EBITDA"). This non-GAAP measure adjusts net income for interest and financing expense, net, loss on debt extinguishment, net (income) loss attributable to non-controlling interests, depreciation, amortization and accretion expense, adjustments to reflect Adjusted EBITDA from equity method investments, loss on warrant exchange, unrealized (gain) loss on derivative instruments, non-cash charges, one-time non-recurring expenses, major maintenance on renewable power, RNG development and virtual pipeline costs, ITC proceeds and gain on deconsolidation of VIEs.

Management believes this non-GAAP measure provides meaningful supplemental information about the Company's performance, for the following reasons: (1) it allows for greater transparency with respect to key metrics used by management to assess the Company's operating performance and make financial and operational decisions; (2) the measure excludes the effect of items that management believes are not directly attributable to the Company's core operating performance and may obscure trends in the business; (3) the measure better aligns revenues with expenses; and (4) the measure is used by institutional investors and the analyst community to help analyze the Company's business. In future quarters, the Company may adjust for other expenditures, charges or gains to present non-GAAP financial measures that the Company's management believes are indicative of the Company's core operating performance.

Non-GAAP financial measures are limited as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company's GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company's management deems appropriate), and the Company expects to continue to incur expenses, charges or gains like the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent, or non-recurring. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to GAAP net income or any other GAAP measure as an indicator of operating performance. Moreover, because not all companies use identical measures and calculations, the Company's presentation of Adjusted EBITDA may not be comparable to other similarly titled measures used by other companies.

The following table presents the reconciliation of our Net income to Adjusted EBITDA:

Reconciliation of GAAP Net income to Adjusted EBITDA
For the Three and Twelve Months Ended December 31, 2024 and 2023
(In thousands of dollars)

	Three Months Ended December 31, 2024					Twelve Months Ended December 31, 2024
	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total
Net income (loss) (1)	$(1,187)	$10,459	$457	$(15,096)	$(5,367)	$17,686	$33,513	$7,065	$(43,939)	$14,325

Adjustments to reconcile net income (loss) to Adjusted EBITDA
Interest and financing expense, net	5,707	49	(21)	(103)	5,632	20,134	168	(132)	(560)	19,610
Net income attributable to non-redeemable non-controlling interests	(115)	—	—	—	(115)	(443)	—	—	—	(443)
Depreciation, amortization and accretion	2,770	1,428	1,010	—	5,208	8,252	5,612	4,021	—	17,885
Adjustments to reflect Adjusted EBITDA from equity method investments(3)	2,836	—	—	—	2,836	11,719	—	—	—	11,719
Unrealized (gain) loss on derivative instruments	—	—	210	(138)	72	—	—	704	(1,595)	(891)
Non-cash charges(5)	—	934	1,577	2,070	4,581	—	968	1,577	6,734	9,279
One-time non-recurring charges (6)	—	(220)	—	844	624	—	—	400	1,723	2,123
RNG development costs	2,276	—	—	—	2,276	5,379	—	—	—	5,379
Virtual pipeline costs(7)	5,748	—	—	—	5,748	11,751	—	—	—	11,751
Major maintenance for Renewable Power	—	—	969	—	969	—	—	7,781	—	7,781
ITC proceeds - net	—	—	—	135	135	—	—	—	(8,513)	(8,513)
Adjusted EBITDA	$18,035	$12,650	$4,202	$(12,288)	$22,599	$74,478	$40,261	$21,416	$(46,150)	$90,005

	Three Months Ended December 31, 2023					Twelve Months Ended December 31, 2023
	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total
Net income (loss) (1)	$12,726	$10,479	$1,888	$(5,000)	$20,093	$22,203	$17,908	$12,472	$74,441	$127,024

Adjustments to reconcile net income (loss) to Adjusted EBITDA
Interest and financing expense, net	4,352	(14)	20	466	4,824	8,968	(134)	280	192	9,306
Loss on debt extinguishment (2)	—	—	—	(658)	(658)	—	—	—	2,190	2,190
Net (income) loss attributable to non-redeemable non-controlling interests	(182)	—	—	—	(182)	349	—	—	—	349
Depreciation, amortization and accretion	1,314	1,175	1,178	(36)	3,631	5,268	3,730	5,567	—	14,565
Adjustments to reflect Adjusted EBITDA from equity method investments (3)	2,658	—	—	—	2,658	5,912	—	—	—	5,912
Loss on warrant exchange	—	—	—	—	—	—	—	—	338	338
Unrealized (gain) loss on derivative instruments (4)	—	—	(30)	(3,134)	(3,164)	—	—	(763)	(7,140)	(7,903)
Non-cash charges (5)	—	174	—	1,123	1,297	—	174	—	6,003	6,177
One-time non-recurring charges (6)	2,412	220	45	79	2,756	6,003	1,169	1,336	1,117	9,625
Major maintenance for Renewable Power	—	—	764	—	764	—	—	7,240	—	7,240
Gain on deconsolidation of VIEs	—	—	—	—	—	—	—	—	(122,873)	(122,873)
Adjusted EBITDA	$23,280	$12,034	$3,865	$(7,160)	$32,019	$48,703	$22,847	$26,132	$(45,732)	$51,950

(1) Net income (loss) by segment is included in our quarterly report on Form 10 K.

(2) Loss on debt extinguishment relates to assignment of our senior secured credit facility to Paragon and debt restructuring related to OPAL Term Loan.

(3) Includes interest, depreciation, amortization and accretion incurred on equity method investments.

(4) Unrealized (gain) loss on derivative instruments includes change in fair value of interest rate swaps, commodity swaps, earnout liabilities and put option on a forward purchase agreement.

(5) Non-cash charges include stock-based compensation expense, certain expenses included in selling, general and administrative expenses relating to employee benefit accruals, inventory write down charges included in cost of sales - RNG fuel and loss on disposal of assets.

(6) One-time non-recurring charges include (i) certain expenses related to development expenses on our RNG facilities such as lease expenses and virtual pipeline costs (in 2023), incurred during construction phase that could not be capitalized per GAAP.

(7) Relates to virtual pipeline costs on our Prince William facility. These are temporary transportation costs incurred until a permanent pipeline is completed, which we currently anticipate in the second half of 2025. The costs are decreased by estimated costs of permanent pipeline.